Exhibit 3.113

CERTIFICATE of LIMITED PARTNERSHIP

•                  The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•                  First:  The name of the limited partnership is CashTax, LP.

•                  Second:  The address of the Registered Agent is Corporation Service Company 2711 Centerville Road  Suite 400 Wilmington, DE 19808.

•                  Third:  The name and mailing address of each general partner is as follows:

CashTax, LLC 11718 Nicolas Street Omaha, Nebraska 68154

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of CashTax, LP as of November 9, 2000.

CASHTAX, LLC (General Partner)

BY:	/s/ Joseph C. Mullin

NAME:	Joseph C. Mullin, Authorized Person
(Type or Print)

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CASHTAX, LP

It is hereby certified that:

FIRST:  The name of the limited partnership (hereinafter called the “partnership”) is CashTax, LP.

SECOND:  Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

“FIRST:  The name of the limited partnership is govONE Solutions, LP.”

The undersigned, a general partner of the partnership, executed this Certificate of Amendment on March 16, 2001.

/s/ David J. Treinen
CashTax, LLC, General Partner

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GOVONE SOLUTIONS, LP

It is hereby certified that:

FIRST:  The name of the limited partnership (hereinafter called the “partnership”) is govONE Solutions, LP.

SECOND:  Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article First:

“FIRST:  The name of the limited partnership is First Data Government Solutions, LP.”

The undersigned, a general partner of the partnership, executed this Certificate of Amendment on July 1, 2004.

/s/ Pamela Beard
govONE Solutions, LLC, General Partner
by: Pamela Beard, Assistant Secretary